Exhibit 3.231

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “HIGHSTAR ROYAL OAKS I, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF MARCH, A.D. 2006, AT 2:41 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 5:47 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “HIGHSTAR ROYAL OAKS I, INC.”.

Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9957914 DATE: 11-01-12

4124456 8100H

121188691

You may verify this certificate online at corp.delaware.gov/authver.com

CERTIFICATE OF INCORPORATION

State of Delaware

Secretary of State

Division of Corporations

Delivered 02:40 P.M.  03/13/2006

FILED 02:41 P.M.  03/13/2006

SRV 060241521 – 4124456 FILE

FIRST: The name of this corporation shall be Highstar Royal Oaks I, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808 and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “Corporation Law”).

FOURTH: The total number of shares of stock which this corporation is authorized to issue is three thousand (3,000) shares of common stock, $.01 par value.

FIFTH: The name and address of the incorporator is Edward P. Gannon, 1055 Washington Boulevard, Stamford, CT 06901-2217.

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Corporation Law, and the corporation shall indemnify all persons whom it is permitted to indemnify to the full extent permitted by Section 145 of the Corporation Law, as amended from time to time. Without limiting the generality of the foregoing, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. Insofar as directors and executive officers are concerned, any repeal or modification of this Section 7 shall be prospective only, and shall not affect, to the detriment of any director or executive officer, any limitation on the personal liability of a director or executive officer of the corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed, signed and acknowledged this certificate of incorporation this 13th day of March, 2006.

Name:	Edward P. Gannon
Title:	Incorporator

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:30 P.M.  10/24/2012

FILED 05:47 P.M.  10/24/2012

SRV 121163417 – 4124456 FILE

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is HIGHSTAR ROYAL OAKS I, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ Jaimie Voss
Authorized Officer

Name:	Jaimie Voss, Vice President
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